Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-266622 and File No. 333-134831on Form S-8 of Norwood Financial Corp. of our report dated March 17, 2023, relating to our audit of the consolidated financial statements,  which is incorporated in this Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2022.

King of Prussia, Pennsylvania

March 17, 2023

S.R. Snodgrass, P.C.  2009 Mackenzie Way, Suite 340  Cranberry Township, PA 16066  Phone: 724-934-0344  Fax: 724-934-0345